UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2008

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin		54755
(Address of principal executive offices)		(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On May 6, 2008, the company appointed Timothy M. Kohl, age 60, to serve as its President, effective June 2, 2008.  Randolph L. Marten will remain the company’s Chairman of the Board and Chief Executive Officer.  Mr. Kohl, who joined the company in November 2007, has over 20 years’ experience in the transportation services industry. Mr. Kohl served as Knight Transportation Inc.’s President from January 2004 to October 2007 and as its Secretary from October 2000 to October 2007. Mr. Kohl served as a director on Knight’s Board of Directors from May 2001 to February 2006, and he served as its Chief Financial Officer from October 2000 to January 2004. Mr. Kohl also served as Knight’s Vice President of Human Resources from January 1996 through May 1999. From May 1999 through October 2000, Mr. Kohl served as Vice President of Knight’s southeast region. Prior to his employment with Knight, Mr. Kohl was employed by Burlington Motor Carriers as Vice President of Human Resources. Prior to his employment with Burlington Motor Carriers, Mr. Kohl served as Vice President of Human Resources for J.B. Hunt.

In connection with his appointment as President, beginning on June 2, 2008, Mr. Kohl will receive a base salary of $350,000 per year. In addition, the Compensation Committee issued Mr. Kohl an option to purchase 50,000 shares of the company’s common stock with an exercise price of $17.52 per share, the closing price of the company’s common stock on May 6, 2008, the date of grant. The option shares vest, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date and have a term of seven years. Mr. Kohl will also be eligible to participate in the medical, insurance and 401(k) plans the company offers to its other employees.

Mr. Kohl will also be eligible to receive a cash bonus award under the company’s Amended and Restated Executive Officer Incentive Bonus Plan. The actual bonus award Mr. Kohl may receive will be prorated based on his service during 2008 and will be based on the percentage increase in net income from the prior calendar year to the current calendar year multiplied by his base salary, provided that the current calendar year’s net income is at least 110% of the prior year’s net income and the Company’s return on equity is at least equal to budgeted return on equity set for the award year.  The foregoing summary of the plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Executive Officer Incentive Bonus Plan, a copy of which is included as Exhibit 10.3 to the Current Report on Form 8-K filed February 16, 2007 and is incorporated herein by reference.

In connection with his appointment as President, the company and Mr. Kohl plan on entering into a Change of Control Agreement similar to the agreements executed with the company’s other executive officers.  Under the terms of the proposed agreement, Mr. Kohl is entitled to certain benefits if he is terminated either within 12 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. He will not be considered “terminated” for purposes of the agreement if he dies or is terminated for cause. He will, however, be considered “terminated” if he voluntarily leaves Marten’s employ for “good reason.” “Good reason” means any of the following: (1) a material diminution in the authority, duties or responsibilities as an executive officer (not including any such change directly attributable to the fact that the company is no longer a public company); (2) a material diminution in base compensation; (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive reports; (4) a material diminution in the budget over which the executive retains authority; (5) a material change in the geographic location at which the company requires the executive to be based; and (6) any other action or inaction by the company that constitutes a material breach of any employment agreement with the executive; provided any act or omission will not constitute a “good reason” unless the executive gives written notice within 90 days of its initial existence and the company fails to cure the act or omission within 30 days.

Upon a termination in connection with a change in control, Mr. Kohl will be entitled to receive a lump sum cash payment of 100% of his base salary, plus one times his highest bonus in the preceding three calendar years. In addition, he will receive welfare benefits for a period of 12 months.

The foregoing summary of the agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Amended and Restated Change of Control Agreement, a copy of which is included as Exhibit 10.1 to the Current Report on Form 8-K filed August 15, 2007 and is incorporated herein by reference.

On May 7, 2008, the company issued a press release announcing Mr. Kohl’s appointment to the position of President, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(e) Compensatory Arrangements of Certain Officers

On May 6, 2008, the company’s Compensation Committee approved an approximately 3.5% increase to the base salary for the company’s named executive officers listed below, retroactive to April 1, 2008.  Effective April 1, 2008, the following executive officers are scheduled to receive the following annual base salaries in the listed positions:

Name and Current Position	Base Salary

Randolph L. Marten (Chairman, President and Chief Executive Officer)	$491,625

Robert G. Smith (Chief Operating Officer)	$247,883

Timothy P. Nash (Executive Vice President of Sales and Marketing)	$247,883

James J. Hinnendael (Chief Financial Officer)	$195,615

John H. Turner (Vice President of Sales)	$181,125

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Shell Company Transactions.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 9, 2008	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 7, 2008.